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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-21157), Form S-3 (File No. 333-80129), Form S-3 (File No. 333-88718), Form S-3, (File No. 333-107063), Form S-3 (File No. 333-109733), Form S-3 (File No. 333-121630), Form S-3 (File No. 333-130993) and Form S-8 of The Macerich Company of our report dated March 11, 2004, except for Note 2, Accounting for the Impairment or Disposal of Long-Lived Assets as to which the date is March 11, 2005, relating to the consolidated financial statements and financial statement schedules of The Macerich Company. We also consent to the incorporation by reference in the Registration Statements noted above, of our report dated March 11, 2004 relating to the financial statement of Pacific Premier Retail Trust, all of which is in this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
March 9, 2006

The Macerich Company    169

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM